SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

ISC8 INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-008402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On September 23, 2014, ISC8 Inc. (the “Company”) filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Central District of California, Santa Ana division (the “Court”), Case No. 8:14-bk-15750-SC. The Company continues to operate its business and manage its financial affairs as a debtor-in-possession, pursuant to sections 1107(a) and 1108 of the United States Bankruptcy Code.  The Company’s Chief Executive Officer and President, J. Kirsten Bay, is the designated officer for all matters pertaining to the bankruptcy proceeding. In the event Ms. Bay is no longer available to serve as the designated officer for such purposes, then John Vong, the Company’s Senior Vice President and Chief Financial Officer, will take Ms. Bay’s place as the designated officer.

The Company intends to submit its plan of reorganization (the “Plan”) for approval by the Court as soon as reasonably practicable. It is anticipated that the Plan will allow the Company to continue as a reporting company under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.

Date: September 24, 2014	By:	/s/ John Vong
John Vong
Chief Financial Officer